EMPLOYMENT AGREEMENT

      This Employment Agreement is made and entered into this 1st day of December, 2004, by and between Mercer Capital, Inc., a Delaware corporation (the "Company"), and Robert L Flickinger, an individual ("President, Director & Manager").

                                    RECITALS

      A. The Company desires to be assured of the association and services of Manager for the Company's Boca Raton, Florida office. The Company hereby appoints the Manager to "President" of Mercer Capital Management and to the Board of Directors with full voting rights of Mercer Capital Inc.

      B. Manager is willing and desires to be employed by the Company, and the Company is willing to employ Manager, upon the terms, covenants and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

      1. Employment. The Company hereby employs Manager subject to the supervision and direction of the Company's Board of Directors.

      2. Term. The term of this Agreement shall be for a period of three (3) years commencing on the date hereof and shall be automatically renewed for a period of one (1) year, unless terminated earlier pursuant to Section 8 below; provided, however, that Manager's obligations in Section 7 below shall continue in effect after such termination. This Employment Agreement shall have a possible maximum term of three years.

      3. Compensation; Reimbursement.


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      3.1 Base Salary. For all services rendered by Manager under this
Agreement, the Company shall pay Manager a salary of Six Thousand Six Hundred Dollars($6,600) per month (the "Base Salary"). The Board of Directors of the Company may increase at any time and the amount of the Base Salary from time to time. No such change shall in any way abrogate, alter, terminate or otherwise affect the other terms of this Agreement.

      3.2 Reimbursement. Manager shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement
(1) so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Manager under the governing laws and regulations of the Internal Revenue Code (provided, however, that Manager shall be entitled to full reimbursement in any case where the Internal Revenue Service may, under Section 274(n) of the Internal Revenue Code, disallow to the Company 20% of meals and entertainment expenses); and (2) to the extent such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Company. The reimbursement of Manager's business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

      4. Scope of Duties.

      4.1 Assignment of Duties. Manager shall have such duties as may be assigned to him from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Chief Officer and the Board of Directors of the Company.

      4.2 General Specification of Duties. Manager's duties shall include, but not be limited to, the duties and performance goals as follows:

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      (1) act as the Manager of the Company's Boca Raton, Florida office and perform all duties, functions and responsibilities generally associated with the head of an operating division or subsidiary;

      (2) execute on behalf of the Company, in his capacity as Manager, all documents as requested by the Company;

      (3) employ, pay, supervise and discharge all employees of the Boca raton Office and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits, all in accordance with the Annual Plan (as defined in Section 4.3);


      (4) establish procedures for implementing the policies established by the Company;

      (5) insure cooperation by the Boca Raton office with other divisions or subsidiaries of the Company;

      (6) cause the Boca Raton office to be operated in compliance with all legal requirements;

      (7) operate the Boca Raton office in conformance with the Annual Plan approved by the Company, as such may be amended from time to time with the concurrence of the Company; and

      The foregoing specifications are not intended as a complete itemization of the duties that Manager shall perform and undertake on behalf of the Company in satisfaction of his employment obligations under this Agreement.

      4.3 Manager's Devotion of Time. Manager hereby agrees to devote his full time, abilities and energy to the faithful performance of the duties assigned to him and to the promotion and forwarding of the business affairs of the Company, and not to divert any business opportunities from the Company to himself or to any other person or business entity.

      4.4 Conflicting Activities.

      (1) Manager shall not, during the term of this Agreement, be engaged in any other business activity without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Manager from investing his personal assets in passive investments in business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities as permitted by paragraph 4.5(b).

      (2) Manager hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement. Should Manager discover a business opportunity that does not relate to the current or anticipated future business of the Company, he shall first offer such opportunity to the Company. Should the Board of Directors of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, then Manager may develop the business opportunity for himself; provided, however, that such development may in no way conflict or interfere with the duties owed by Manager to the Company under this Agreement. Further, Manager may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company in their development. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investments of a personal nature.

      5. Stock of Company. So long as this Agreement is in effect, Manager shall be entitled to purchase stock of the Company in the same amounts and for the same consideration, terms and conditions as provided to other officers of the Company's operating divisions or subsidiaries. The manner of acquisition of stock shall be structured so as to minimize adverse tax consequences to Manager.

      6. Severance. So long as this Agreement is in effect, Manager shall at all times be entitled to severance benefits equal to those provided to other chief operating officers of the Company's operating divisions or subsidiaries. These benefits shall include, without limitation, the Company's maintenance at its cost of a life insurance policy and disability policy on Manager payable to Manager and/or his legal representative or heirs as applicable, in amounts reasonably agreed to by Manager and the Company.

      7. Confidentiality of Trade Secrets and Other Materials.

      7.1 Trade Secrets. Other than in the performance of his duties hereunder, Manager agrees not to disclose, either during the term of his employment by the Company or at any time thereafter, to any person, firm or corporation any information concerning the business affairs, the trade secrets or the customer lists or similar information of the Company. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement.


      7.2 Ownership of Trade Secrets; Assignment of Rights. Manager hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Manager shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board of Directors of the Company. Manager hereby assigns to the Company any rights that he or she may have in any such trade secret or proprietary information.

      8. Termination.

      8.1 Bases for Termination.

      (1) Manager's employment hereunder may be terminated at any time by mutual agreement of the parties.


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      (2) This Agreement shall automatically terminate on the last day of the month in which Manager dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Manager's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Manager unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Manager shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Manager is permanently incapacitated and so notifies Manager.

      (3) Manager's employment may be terminated by the Company "with cause," effective upon delivery of written notice to Manager given at any time (without any necessity for prior notice) if any of the following shall occur:

      (a) any willful breach of duty, habitual neglect of duty, and continued incapacity);

      (b) any material breach of Manager's obligations in Section 8 above; or

      (c) any material acts or events which inhibit Manager from fully performing his responsibilities to the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Manager's lack of honesty or moral turpitude; (iii) drug or alcohol abuse; or
(iv) acts of dishonesty, gross carelessness or gross misconduct.

      (4) Manager's employment may be terminated by the Company "with out cause" (for any reason or no reason at all) at any time by giving Manager 60 days prior written notice of termination, which termination shall be effective on the 60th day following such notice. If Manager's employment under this Agreement is so terminated, the Company shall (a) make a lump sum cash payment to Manager within 10 days after termination of an amount equal to (i) Manager's Base Salary for the balance of the year in which termination occurs, (ii) a prorata portion of any Incentive Bonus earned for the year in which termination occurs prorated to the date of termination, plus (iii) any unreimbursed expenses accruing to the date of termination; and (b) make a lump sum cash payment equal to Manager's annual Base Salary, as increased pursuant to Section 3.1, on each anniversary date of this Agreement for the balance of the term specified in Section 2. For purposes of this provision, Manager's annual Base Salary and the remaining portion of the term of the Agreement shall be calculated as of the termination date. After the Company's termination of Manager under this provision, the Company shall not be obligated to provide the benefits to Manager described in
Section 3.4 (except as may be required by law).

      (5) Manager may terminate his employment hereunder by giving the Company 60 days prior written notice, which termination shall be effective on the 60th day following such notice.

      8.2 Payment Upon Termination. Upon termination under paragraphs 8.1(1),
(2), (3), or (5), the Company shall pay to Manager within 10 days after termination without cause an amount equal to the sum of (1) Manager's Base Salary for three months equal to the date of termination; and (2) unreimbursed expenses accrued to the date of termination. After any such termination, the Company shall not be obligated to compensate Manager, his estate or representatives except for the foregoing compensation then due and owing, nor provide the benefits to Manager described in Section 3.4 (except as provided by law).

      8.3 Severance Provisions. The provisions of Sections 8.1 and 8.2 shall be subject to and deemed modified by the terms of any severance benefits granted to Manager as provided under Section 6.

      8.4 Dismissal from Premises. At the Company's option, Manager shall immediately leave the Company's premises on the date notice of termination is given by either Manager or the Company.

      9. Injunctive Relief. The Company and Manager hereby acknowledge and agree that any default under Section 7 above will cause damage to the Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of
Section 7 above and without the proof of actual damages.

      10. Miscellaneous.

      10.1 Transfer and Assignment. This Agreement is personal as to Manager and shall not be assigned or transferred by Manager without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

      10.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      10.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Delaware.

      10.4 Counterparts. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

      10.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

      10.6 Modification. This Agreement may be modified, amended, superseded, or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

      10.7 Attorneys' Fees and Costs. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      10.8 Waiver. The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

      10.9 Cumulative Remedies. Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one of such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy.

      10.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

      10.11 Notices. Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

      If to the Company:        Mercer Capital, Inc.
                                ------------------------------------
                                1200 N federal Hwy #315
                                Boca Raton Fl 33432

      If to Manager:            Robert Flickinger
                                ------------------------------------
                                501 N Riverside Dr # 302
                                Pompano Beach, Florida 33062

      Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.






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      10.12 Survival. Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Manager and the Company.

      10.13 Right of Set-Off. Upon termination or expiration of this Agreement, the Company shall have the right to set-off against the amounts due Manager hereunder the amount of any outstanding loan or advance from the Company to Manager.

      10.14 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Manager and the Company.

      IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


"Manager"




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 Robert Flickinger                         Mercer Capital, Inc.